EXHIBIT 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT is made as of February 15, 2006 (as amended, restated or otherwise modified from time to time, the “Security Agreement”), between each of PEMCO AVIATION GROUP, INC., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company identified on the signature pages hereto (the Company and each of such Subsidiaries, together with any other Subsidiary of the Company that becomes a party hereto from time to time after the date hereof, the “Grantors”) and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties referred to below (together with any successors and assigns thereto in such capacity, the “Collateral Agent”).

The Grantors are party to the Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement”) between each of the Grantors and Silver Canyon Services, Inc., a Nevada corporation (the “Purchaser”), pursuant to which the Grantors are required to execute and deliver this Security Agreement.

Now, therefore, in consideration of the premises and to induce the Purchaser to enter into the Note Purchase Agreement, the Grantors hereby agree with Collateral Agent, as follows:

1.1 Certain Defined Terms.

(a) All terms used in this Agreement and defined in Article 8 or Article 9 of the UCC (including terms that are not capitalized) and not otherwise defined herein shall have the meanings set forth therein. Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in the Note Purchase Agreement.

(b) In addition to the terms defined in the preamble and the recitals, the following terms shall have the following respective meanings:

“Accounts” shall have the meaning assigned to that term in Section 2.1(c).

“Assigned Agreements” shall have the meaning assigned to that term in Section 2.1(i).

“Collateral” shall have the meaning assigned to that term in Section 2.1.

“Copyright Collateral” shall mean all Copyrights, whether now owned or hereafter acquired by the Grantors.

“Copyrights” shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

“Documents” shall have the meaning assigned to that term in Section 2.1(g).

“Equipment” shall have the meaning assigned to that term in Section 2.1(f).

“Excluded Assets” shall mean:

(a) any leases, permits, licenses or other contracts or agreements or other assets or property (including, without limitation, licenses related to the use of Intellectual Property and contracts issued by the United States of America) to the extent that a grant of a Lien thereon under the Security Documents (i) is prohibited by law or would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the grantor therein pursuant to the applicable law, or (ii) would require the consent of third parties and such consent has not been obtained after the Company has used commercially reasonable efforts to try to obtain such consent, or (iii) other than as a result of requiring a consent of third parties that has not been obtained, would result in a breach of the provisions thereof, or constitute a default under or result in a termination of, such lease, permit, license, contract or agreement (other than to the extent that any such provisions thereof would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the UCC or any other applicable law); provided, that, immediately upon the uneffectiveness, lapse or termination of the provisions that would be so breached or such breach, default or termination or immediately upon the obtaining of any such consent, the Excluded Assets shall not include, and the Company or the applicable Grantor, as the case may be, shall pursuant to this Security Agreement and without need for further action grant a security interest in, all such leases, permits, licenses, other contracts and agreements and such other assets and property as if such prohibition, the provisions that would be so breached or such breach, default or termination had never been in effect and as if such consent had not been required; and

(b) any outstanding capital stock of a “controlled foreign corporation” (as defined in the Internal Revenue Code) in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a controlled foreign corporation without adverse tax consequences, the Collateral shall include, and the Grantor shall be deemed to have granted a security interest in, such greater percentage of capital stock of each controlled foreign corporation.

“Intellectual Property” shall mean all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets, (b) all licenses or user or other agreements granted to each Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used, (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured, (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (f) all Government Approvals now held or hereafter obtained by each of the Grantors in respect of any of the foregoing and (g) all causes of action, claims and warranties now owned or hereafter acquired by each of the Grantors in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by each of the Grantors anywhere throughout the world.

“Instruments” shall have the meaning assigned to that term in Section 2.1(d).

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Inventory” shall have the meaning assigned to that term in Section 2.1(e).

“Motor Vehicles” shall mean motor vehicles, trailers and other like property, if title to any such property is governed by a certificate of title or ownership.

“Ownership Interests” shall have the meaning assigned to that term in Section 2.1(n)(ii).

“Patent Collateral” shall mean all Patents, whether now owned or hereafter acquired by each of the Grantors.

“Patents” shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

“Pledged Interests” shall have the meaning assigned to that term in Section 2.1(n).

“Secured Obligations” shall mean the sum of the following: the obligations (including obligations of performance) and liabilities of the Obligors to any Holder of every kind and description whatsoever, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, contracted or arising, or acquired by any Holder from any source, joint or several, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced or whether they are evidenced by any agreement or instrument, and whether incurred as maker, endorser, surety, guarantor, general partner, drawer, tort-feasor, indemnitor, account party with respect to a letter of credit or otherwise, and in each case arising out of, incurred pursuant to and/or in connection with any Note Purchase Document (including under Section 14 thereof), and any and all extensions and renewals of any of the same, including but not limited to the obligation: (1) to pay the principal of and interest on the Notes in accordance with the respective terms thereof and/or hereof, including any and all extensions, modifications, and renewals thereof and substitutions therefor; and (2) to pay, repay or reimburse the Holders for all amounts owing under the Notes and any of the other Note Purchase Documents, including all Indemnified Losses and Default Costs, and to pay, repay or reimburse the Collateral Agent for any costs and expenses incurred by it in connection with the enforcement of its and the Holders’ rights and remedies under this Agreement and the other Note Purchase Documents to which it is a part, including in each case above, interest and other amounts that, but for the filing of a petition in bankruptcy or other insolvency proceeding, would accrue on any of the foregoing such obligations, whether or not a claim is allowed against the bankrupt or insolvent party for such amounts in the related bankruptcy or insolvency proceeding.

“Secured Parties” shall mean the Collateral Agent and the Holders (including the Purchaser).

“Senior Credit Collateral” shall mean all of the assets and properties of the Grantors a security interest in which has been granted pursuant to the Wachovia Documents to or for the benefit of the lenders party thereto.

“Senior Credit Facility” shall mean the Credit Agreement by and among the Grantors, Wachovia, Space Vector Corporation and Compass Bank, dated as of December 16, 2002.

“Trademark Collateral” shall mean all Trademarks, whether now owned or hereafter acquired by each of the Grantors. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

“Wachovia Documents” shall mean any documents entered into between or among Wachovia Bank, National Association, and any of the Grantors in connection with the Senior Credit Facility.

(c) In this Agreement, unless otherwise specified, the following rules of interpretation apply: references to Sections, Schedules, Exhibits and Parties are references to sections or sub-sections, schedules and exhibits of, and parties to, this Agreement; the section and other headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this Agreement; words importing the singular include the plural and vice versa; references to the word “including” do not imply any limitation and are therefore always deemed to be followed by the phrase “without limitation”; the words “shall” and “will” have the same meaning; and the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

2. The Collateral

2.1 Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise) and performance of the Secured Obligations now existing or hereafter arising, each Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in all of its right, title and interest in and to all of its personal property (except for the Excluded Assets), including the following property, whether now owned or in the future acquired by it and whether now existing or in the future coming into existence and wherever located (collectively, the “Collateral”):

(a) all “securities accounts” (within the meaning of Section 8-501 of the UCC), all deposit accounts and any and all other bank accounts and all monies, funds, instruments, securities and all other property from time to time on deposit in or credited to any such securities account, deposit account or other bank account;

(b) all accounts and general intangibles (including payment intangibles and software) of such Grantor constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to such Grantor in repayment of any loans or advances, in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds, insurance refund claims and all other insurance claims and proceeds, tort claims, securities and other investment property (collectively, the “Accounts”);

(c) all instruments, chattel paper (whether tangible or electronic) or letter of credit rights (collectively, the “Instruments”) and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing;

(d) all inventory and all other goods of such Grantor (including any embedded software) that are held by such Grantor for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, all goods obtained by such Grantor in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the “Inventory”);

(e) all equipment of such Grantor (including any embedded software), all spare parts and related supplies, including any of the foregoing obtained by such Grantor in exchange for any such equipment, spare parts and related supplies (collectively, the “Equipment”);

(f) all documents or other receipts of such Grantor covering, evidencing or representing Inventory or Equipment (collectively, the “Documents”);

(g) all general intangibles, including all contracts and other agreements of such Grantor relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of such Grantor against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of such Grantor, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents;

(h) all agreements and contracts, in each case, to which such Grantor is a party or of which it is a beneficiary (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time), including each and every bond, indemnity, warranty guaranty and other similar document relating to the performance by any party (other than such Grantor) of any of the foregoing (each such agreement, contract and document being, individually, an “Assigned Agreement”, and, collectively, the “Assigned Agreements”); including: (A) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (B) all rights of such Grantor to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to the Assigned Agreements, (C) all claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (D) all rights of such Grantor to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder;

(i) all accounts of such Grantor not constituting Accounts, including, to the extent related to all or any part of the other Collateral,

(j) all other tangible and intangible property and fixtures of such Grantor, including all Intellectual Property;

(k) all Government Approvals now or hereafter held in the name, or for the benefit, of any Grantor (provided that any Government Approval which by its terms or by operation of law would become void, voidable, terminable, or revocable if mortgaged, pledged or assigned hereunder or if a security interest therein was granted hereunder is expressly excepted and excluded from the Lien and terms of this Agreement to the extent necessary so as to avoid such voidness, avoidability, terminability or revocability);

(l) all commercial tort claims arising out of the events described in Annex 2 (as it may be supplemented from time to time);

(m) all proceeds of insurance policies;

(n) all shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations, including the membership interests of each issuer identified in Annex 1 next to the name of such Grantor and all other membership interests or shares of capital stock of whatever class of such issuer identified on Annex 1, now or hereafter owned by such Grantor, and all certificates, if any, evidencing the same (collectively, the “Pledged Interests”), together with, in each case:

(i) all shares, securities, moneys or property representing a dividend on any of the Pledged Interests, or representing a distribution or return of capital upon or in respect of the Pledged Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Interests, and

(ii) without affecting the obligations of such Grantor under any provision prohibiting such action hereunder or under the Note Purchase Agreement, in the event of any consolidation or merger in which an issuer is not the surviving corporation or limited liability company, all shares of each class of the capital stock of the successor corporation or the membership interests in the successor limited liability company (unless such successor corporation or limited liability company is such Grantor itself) formed by or resulting from such consolidation or merger (the Pledged Interests, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (ii) and clause (i) above being herein collectively called the “Ownership Interests”); and

(o) all proceeds, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2.1 (including all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above) and, to the extent related to any property described in such clauses or such proceeds, all books, correspondence, credit files, records, invoices and other documents, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor.

Notwithstanding anything to the contrary and for avoidance of doubt, the Collateral shall not include any Excluded Assets.

Notwithstanding anything above to the contrary, the Collateral shall not include any item of property that is not a part of the Senior Credit Collateral as defined in and for the purposes of the Wachovia Documents as in effect on the date hereof, without giving effect to any releases of collateral under the Wachovia Documents or any amendments or other modifications of the Wachovia Documents or termination of the Wachovia Documents after the date hereof that result in any reduction or diminution of the Senior Credit Collateral.

The parties acknowledge and agree that the priority of the security interest granted herein in favor of the Holders shall be subject to the terms of the Intercreditor Agreement.

Each Grantor and the Collateral Agent hereby acknowledge and agree that the security interest created hereby in the Collateral is not, in and of itself, to be construed as a grant of a fee interest (as opposed to security interest) in any Copyright, Patent or Trademark owned by such Grantor.

This Agreement, and the security interests and Liens granted and created herein, secures the payment and the performance of all Secured Obligations now or hereafter in effect, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest (including any interest accruing at the then applicable rate provided in the Notes or other Note Purchase Documents after the maturity of the Indebtedness thereunder and reimbursement obligations therein and interest accruing at the then applicable rate provided in the Notes and other Note Purchase Documents after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to either Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, premiums, penalties, indemnifications, expenses or otherwise, and including all amounts that constitute part of the Secured Obligations and would be owed by either Grantor but for the fact that they are unenforceable or not allowed due to a pending bankruptcy or other insolvency proceeding.

Notwithstanding anything herein to the contrary (a) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (b) each Grantor shall remain liable under each of the agreements and Governmental Approvals included in the Collateral, including the Assigned Agreements, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements or such Governmental Approvals by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Agent or any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement or Government Approval included in the Collateral, including the Assigned Agreements, and (c) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts, agreements and Government Approvals included in the Collateral, including the Assigned Agreements.

2.2 Perfection. (a) Not more than five (5) business days after the execution and delivery of this Agreement each Grantor shall (i) deliver to the Collateral Agent any certificate identified in Annex 1, accompanied by undated stock powers or other similar documents, if any, duly executed in blank and (ii) subject to Section 2.5, deliver and pledge to the Collateral Agent any and all Instruments and promissory notes, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as shall be necessary to perfect and establish the priority (subject only to the Permitted Liens) of the Liens granted by this Agreement and (b) promptly after the execution and delivery of this Agreement, each Grantor shall (i) give, execute, deliver, file, authorize, obtain and/or record any financing or continuation statements or amendments thereto (and each Grantor agrees that such financing statements may describe the Collateral in the same manner as described in this Agreement or as “all assets” or “all personal property”, whether now owned or in the future acquired by such Grantor and whether now existing or in the future coming into existence and wherever located or such other description as the Collateral Agent, in its sole judgment, determines is necessary or advisable, and, without limiting such Grantor’s obligations hereunder, such Grantor authorizes the Collateral Agent and the Purchaser to file one or more financing statements (and, if applicable amendments and continuation statements) in any filing office in any jurisdiction containing any such Collateral description) and other documents in such offices as shall be necessary to perfect and establish the priority (subject only to the Permitted Liens) of the Liens granted by this Agreement, (ii) cause the Collateral Agent (to the extent requested by the Collateral Agent in writing) to be listed as the lienholder on all certificates of title or ownership relating to each Motor Vehicle owned by such Grantor and valued at over $20,000 and deliver to the Collateral Agent originals of all such certificates of title or ownership for such Motor Vehicles together with the odometer statements for each respective Motor Vehicle and (iii) take all such other actions as are necessary, or as the Collateral Agent may request, to create, perfect and establish the priority (subject only to the Permitted Liens) of the Liens granted by this Agreement.

2.3 Preservation and Protection of Security Interests. Each Grantor shall:

(a) subject to Section 2.5, upon the acquisition after the date hereof by such Grantor of any Instrument or Ownership Interests, promptly either (i) transfer and deliver to the Collateral Agent all such Instruments or Ownership Interests (together with the certificates, if any, representing such Instruments or Ownership Interests duly endorsed in blank or accompanied by undated stock powers or similar document duly executed in blank) or (ii) take such other action as necessary or appropriate to create, perfect and establish the priority of, the Liens granted by this Agreement in such Instruments or Ownership Interests;

(b) upon the acquisition after the date hereof by such Grantor of any Motor Vehicle valued at over $20,000, promptly deliver to the Collateral Agent originals of the certificates of title or ownership for such Motor Vehicle(s) with the Collateral Agent listed as lienholder, together with the manufacturer’s statement of origin and odometer statements;

(c) without limiting the obligations of such Grantor under Section 2.3(b), upon the acquisition after the date hereof by such Grantor of any Equipment covered by a certificate of title or ownership, promptly cause the Collateral Agent to be listed as the lienholder on such certificate of title and within 120 days of the acquisition of such Equipment deliver evidence of the same to the Collateral Agent; and

(d) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements, filings or other instruments, obtain any and all Government Approvals and take any and all steps that may be necessary or as the Collateral Agent may reasonably request to create, perfect, establish the priority (subject only to the Permitted Liens) of, or to preserve the validity, perfection or priority (subject only to such Permitted Liens) of, the Liens granted by this Agreement or to enable the Collateral Agent to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens, including, upon the occurrence and during the continuance of an Event of Default, causing any or all of the Ownership Interests to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Ownership Interests are transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to such Grantor copies of any notices and communications received by it with respect to the Ownership Interests pledged by such Grantor); and with respect to any deposit accounts, securities accounts, uncertificated securities, letter-of-credit rights or electronic chattel paper that are included in the Collateral, ensure that the Collateral Agent at all times has “control” (within the meaning of Article 8 or Article 9, as applicable, of the UCC) over all such property.

2.4 Attorney-in-Fact

(a) Subject to the provisions of Sections 2.5 and 2.6, each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Collateral Agent or the Purchaser may request to evidence the security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay or discharge any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 6, any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; or

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Collateral Agent or the Purchaser shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(vi) execute on behalf of such Grantor title or ownership applications for filing with appropriate state agencies to enable any Motor Vehicle that is now owned or hereafter acquired by such Grantor, to be retitled and the Collateral Agent to be listed as lienholder as to each such Motor Vehicle and

(vii) execute such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (including the purpose of exercising the rights and remedies of the Collateral Agent under Section 6).

Anything in this clause (a) to the contrary notwithstanding, the Collateral Agent agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) Each Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

2.5 Instruments. So long as no Event of Default shall have occurred and be continuing, each Grantor may retain for collection in the ordinary course of business any Instruments obtained by it in the ordinary course of business, and the Collateral Agent shall, promptly upon the written request, and at the expense, of such Grantor make appropriate arrangements for making any Instruments pledged by such Grantor available to such Grantor for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Collateral Agent, against a trust receipt or like document prepared by, and at the expense of, the Company. Proceeds of Instruments shall be applied by the Grantor in accordance with the terms and provisions of the Note Purchase Agreement.

2.6 Special Provisions Relating to the Ownership Interests. So long as no Default or Event of Default has occurred and is continuing, each Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Ownership Interests, provided that such Grantor will not vote any Ownership Interests in any manner that is inconsistent with the terms of any Note Purchase Document or in any manner that would be reasonably likely to result in a Default or an Event of Default.

2.7 Use of Collateral. So long as no Event of Default shall have occurred and be continuing, each Grantor shall, in addition to its rights under Section 2.5 in respect of the Collateral described therein, be entitled to use and possess all other Collateral and to exercise its rights, title and interest in all contracts, agreements, licenses and Government Approvals, subject to the rights, remedies, powers and privileges of the Collateral Agent under Sections 3 and 6 provided that such use, possession or exercise does not constitute, and is not reasonably likely to, result in an Event of Default.

2.8 Rights and Obligations.

(a) The existence of any Lien in favor of the Collateral Agent, as granted by this Agreement, in each Grantor’s right, title and interest in any contract, agreement or Government Approval shall not, in and of itself, be deemed to be a consent by the Collateral Agent or any other Secured Party to any such contract, agreement or Government Approval.

(b) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Grantors to sell or otherwise dispose of any part Collateral except to the extent otherwise expressly permitted by the terms of the Note Purchase Documents.

(c) To the extent permitted by applicable law, neither the Collateral Agent nor any other Secured Party shall be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

2.9 Release of Motor Vehicles. So long as no Event of Default shall have occurred and be continuing, upon the request of, and at the expense of, the Company, the Collateral Agent shall execute and deliver to a Grantor such instruments as such Grantor shall reasonably request to remove the notation of the Collateral Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release shall be effective, only upon receipt by the Collateral Agent of a certificate from such Grantor stating that the Motor Vehicle the Lien on which is to be released is to be sold or exchanged or has suffered a casualty loss (with title passing to the appropriate casualty insurance company in settlement of the claim for such loss).

2.10 Continuing Security Interest; Termination. This Agreement shall create a continuing assignment of, and security interest in, the Collateral and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, transferees and assigns as permitted by the Note Purchase Agreement. Upon the occurrence of the Termination Date, this Agreement and each provision hereof (including any provision providing for the appointment of the Collateral Agent as attorney-in-fact for the Grantors) shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered to each Grantor, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral owned by such Grantor to or on the order of such Grantor. The Collateral Agent shall also execute and deliver to each Grantor, at such Grantor’s expense, on the Termination Date such UCC termination statements, certificates for terminating the Liens on Motor Vehicles and such other documentation as shall be reasonably requested by such Grantor to effect the termination and release of the Liens granted by this Agreement on the Collateral.

2.11 Partial Release. Upon the sale by a Grantor of any assets permitted by, and in accordance with the terms of the Note Purchase Agreement, any Lien created by the Note Purchase Documents on such assets shall be released and, upon the request of such Grantor, the Collateral Agent shall execute such documents as such Grantor may reasonably request evidencing such release of such Lien.

2.12 Intellectual Property. For the purpose of enabling the Collateral Agent to exercise its rights, remedies, powers and privileges under Section 6 at such time or times as the Collateral Agent is lawfully entitled to exercise those rights, remedies, powers and privileges, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) effective upon the occurrence and during the continuation of any Event of Default to use, assign, license or sublicense any of the Intellectual Property of such Grantor that constitutes Collateral, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of those items.

3. Waivers.

3.1 Confirmation of Waivers. Each Subsidiary hereby confirms and restates for the benefit of the Secured Parties all of the waivers and other agreements sets forth in Section 14 of the Note Purchase Agreement, and further agrees such waivers and agreements shall apply with the same force and effect to such Subsidiary’s obligations hereunder and the security interests granted by such Subsidiary hereunder.

4. Representations and Warranties. Each Grantor represents and warrants to the Secured Parties as follows:

4.1 Title. Such Grantor is the sole beneficial owner of the existing Collateral in which it purports to grant a Lien pursuant to this Agreement, and such Collateral is free and clear of all Liens, except for Permitted Liens. The Liens granted by this Agreement in favor of the Collateral Agent for the benefit of the Secured Parties have attached in the existing Collateral and, upon taking the actions contemplated under Section 2.2, will constitute a perfected security interest in all of such Collateral prior to all other Liens (except such Permitted Liens).

4.2 No Other Financing Statements. No Grantor has executed or is aware of any currently effective financing statement or other instrument similar in effect that is on file in any recording office covering all or any part of such Grantor’s interest in the Collateral, except such as may have been filed pursuant to this Agreement and the other Note Purchase Documents evidencing Permitted Liens, and until the Termination Date, such Grantor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Grantors and except for financing statements related to Permitted Liens. No Grantor has assigned any of its rights under the agreements and instruments referred to in Section 2.1(i) except as expressly permitted under the Note Purchase Documents.

4.3 Pledged Interests.

(a) The Pledged Interests identified in Annex 1 are duly authorized, validly existing, fully paid and non-assessable, and such Pledged Interests are not subject to any contractual restriction, or restriction in the limited liability company agreement of such Grantor, upon the transfer of those Pledged Interests (except for any such restriction contained in any Note Purchase Document).

(b) The Pledged Interests identified in Annex 1 constitute all of the issued and outstanding membership interests in the Persons specified under “Issuer” in such Annex 1 legally and beneficially owned by the applicable Grantor on the date hereof (whether or not registered in the name of the Company), and Annex 1 correctly identifies, as at the date hereof and as to all Ownership Interests owned by the Company, the respective type of Ownership Interest and the percentage of the aggregate outstanding interests represented by such Ownership Interest.

(c) The Pledged Interests are “securities” as such term is defined in Section 8-102(a) of the UCC.

4.4 Records Office. The office of such Grantor where such Grantor keeps its records concerning the Collateral (hereinafter “Records”) and a set of the original counterparts of the Assigned Agreements is located at the address specified for such Grantor on the signature pages hereto, or such other location as specified in the most recent notice delivered pursuant to Section 5.1.

4.5 Name; Jurisdiction of Organization; Chief Executive Office.

(a) Within the five-year period preceding the date hereof each Grantor has not had, or operated in any jurisdiction, under any trade name, fictitious name or other name other than its legal name.

(b) On the date hereof each Grantor’s jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business is specified on Annex 3.

(c) On the date hereof, each Grantor’s Inventory and Equipment (as such terms are defined in the UCC) are kept at the locations listed on Annex 4.

4.6 Commercial Tort Claims. Annex 2 sets forth a complete and correct list of all commercial tort claims of such Grantor in existence on the date hereof.

5. Covenants.

5.1 Books and Records. Each Grantor shall (a) stamp or otherwise mark the books and records in its possession that relate to the Collateral in such manner as required or as the Collateral Agent may reasonably request in writing in order to reflect the Liens granted by this Agreement and (b) give the Collateral Agent at least 30 days’ notice before it changes the location of its office where such Grantor keeps the Records.

5.2 Removals, Etc. Without at least 30 days’ prior written notice to the Collateral Agent, no Grantor shall change its limited liability company name, or the name under which it does business, from the name shown on the signature pages hereto or its jurisdiction of organization.

5.3 Sales and Other Liens. No Grantor shall dispose of any Collateral (except as expressly permitted pursuant to the Note Purchase Documents), create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties (except for financing statements solely related to Permitted Liens).

5.4 Bankruptcy. To the extent permitted by applicable law and so long as any of the Secured Obligations remain outstanding, neither Grantor shall, without the prior written consent of the Collateral Agent commence, or join with any other Person in commencing, any bankruptcy, reorganization, or insolvency proceeding against any other Obligor. To the extent permitted by applicable law, the Secured Obligations of the Grantors under this Agreement shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of either Grantor, or by any defense which either Grantor may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

5.5 Business Operations. So long as any Secured Obligations shall be outstanding, each Grantor covenants and agrees to:

(a) maintain its books, records, accounts and financial statements separate from the books, records, accounts and financial statements of any other Obligor or any other of its Affiliates (except for filing any consolidated tax returns to the extent permitted by applicable law);

(b) conduct business in its own name, including by maintaining separate stationery, invoices and checks;

(c) pay its obligations and liabilities (including, without limitation, employee salaries) from funds other than the funds of the other Obligors or any other Affiliates; and

(d) hold itself out as a separate and distinct legal entity and promptly correct any misunderstanding regarding its separate identity of which it becomes aware.

5.6 Ownership Interest. So long as any Secured Obligations shall be outstanding, each Grantor will defend its title to the Ownership Interests and will not sell, assign, transfer or otherwise dispose of all or any portion of the Ownership Interests (including by operation of law) (except as permitted pursuant to the Note Purchase Documents).

5.7 Commercial Tort Claims. Each Grantor agrees that, if it shall acquire any interest in any commercial tort claim after the date hereof which interest shall be reasonably estimated to have a value equal to or greater than $100,000 (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall, immediately upon such acquisition, deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent, a notice of the existence and nature of such commercial tort claim and deliver a supplement to Annex 2 containing a specific description of such commercial tort claim, certified by such Grantor as true, correct and complete, (ii) the provision of Section 2.1 shall apply to such commercial tort claim (and such Grantor authorizes the Collateral Agent and the Purchaser to supplement such schedule with a description of such commercial tort claim if such Grantor fails to deliver the supplement described in clause (i)) and (iii) such Grantor shall execute and deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent or the Purchaser, any certificate, agreement and other document, and take all other action, deemed by the Collateral Agent or the Purchaser to be reasonably necessary or appropriate for the Collateral Agent to obtain, on behalf of and for the benefit of the Secured Parties, a perfected security interest in all such commercial tort claims. Any supplement to Annex 2 delivered pursuant to this Section 6.8 shall become part of such Annex 2 for all purposes hereunder.

6. Remedies.

6.1 Events of Default, Etc. If any Event of Default shall have occurred and be continuing, to the extent permitted by applicable law, and subject to the Intercreditor Agreement:

(a) the Collateral Agent may require each Grantor to, and such Grantor shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Grantor, designated in the Collateral Agent’s request;

(b) the Collateral Agent may make any reasonable compromise or settlement with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of all or any part of the Collateral;

(c) the Collateral Agent may, in its name or in the name of such Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

(d) the Collateral Agent may, upon ten days’ prior written notice to the Grantors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or the other Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Grantors shall supply to the Collateral Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;

(e) the Collateral Agent shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting (if applicable), consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner of the Collateral (and each Grantor agrees to take all such action as may be appropriate to give effect to such right);

(f) To the full extent provided by law, the Collateral Agent may have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve, replace and repair the Collateral or any part thereof, and manage and operate the same, and receive and collect all rents, income, receipts, royalties, revenues, issues and profits therefrom. Each Grantor irrevocably consents and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, each Grantor shall immediately deliver possession of such Collateral to the receiver. Each Grantor also irrevocably consents to the entry of an order authorizing such receiver to invest upon interest any funds held or received by the receiver in connection with such receivership. The Collateral Agent shall be entitled to such appointment as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy of the security of the Collateral;

(g) the Collateral Agent may enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent the Collateral Agent from pursuing any other or further remedy which it may have hereunder or by law, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release any Grantor until full and final payment of any deficiency has been made in cash. The Grantors shall, jointly and severally, reimburse the Secured Parties upon demand for, or the Secured Parties may apply any proceeds of Collateral to, the costs and expenses (including attorneys’ fees, transfer taxes and any other charges) incurred by Secured Parties in connection with any sale, disposition, repair, replacement, alteration, addition, improvement or retention of any Collateral hereunder;

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 6.1 shall be applied in accordance with Section 6.4.

6.2 Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 6.1 are insufficient to cover the costs and expenses of such exercise and the payment in full of the other Secured Obligations, each Grantor shall remain liable for any deficiency, subject to the Intercreditor Agreement and to the extent permitted by applicable law.

6.3 Private Sale

(a) The Collateral Agent and the other Secured Parties shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 6.1 conducted in a commercially reasonable manner. Each Grantor hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

(b) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Collateral Agent may be compelled to limit purchasers of all or any part of the Collateral to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without those restrictions, and, notwithstanding those circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit such Grantor to register it for public sale.

6.4 Application of Proceeds. Subject to the Intercreditor Agreement, except as otherwise expressly provided in this Agreement, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 6.1, and any other cash at the time held by the Collateral Agent under Section 3 or this Section 6 at the time of the exercise of such remedies, shall be applied by the Collateral Agent:

First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Collateral Agent, the reasonable fees and expenses of its agents and counsel and all other reasonable expenses incurred and advances made by the Collateral Agent in that connection;

Next, to the payment in full of the remaining Secured Obligations equally and ratably in accordance with their respective amounts then due and owing or required to be deposited or as the Secured Parties holding the same may otherwise agree; and

Finally, subject to the rights of any other holder or holders of any Lien on the relevant Collateral, to the payment to the Grantor of such Collateral, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 6, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to such Grantor or any issuer of, or account debtor other than such Grantor on, any of the Collateral.

7. Collateral Agent May Perform. If the Grantors fail to perfect or maintain the Liens created hereunder, or fail to maintain the required priority of the Liens created hereunder, the Collateral Agent may, but shall not be obligated to itself perform, or cause the performance of, such action necessary to perfect or maintain the required priority of the Liens, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantors under Section 11.3.

8. Reinstatement. This Agreement, the Lien created hereunder and the obligations of the Grantors hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of either Grantor in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and each Grantor agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by such Secured Party in connection with such rescission or restoration.

9. Miscellaneous.

9.1 Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy,

power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.2 Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or delivered to the parties hereto at the addresses specified below each party’s signature below.

9.3 Amendments, Etc. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by each Grantor, the Collateral Agent and, if the Purchaser is then a Holder, by the Purchaser. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Collateral Agent and each other Secured Party, each holder of any of the Secured Obligations and each Grantor, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

9.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Grantor, the Collateral Agent, the other Secured Parties and each holder of any of the Secured Obligations and their respective successors and permitted assigns. No Grantor shall assign or transfer its rights under this Agreement without the prior written consent of the Collateral Agent.

9.5 Survival. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

9.6 Integration. This Agreement, together with the other Note Purchase Documents, supersedes all prior agreements and understandings, written or oral, between the parties with respect to the subject matter of this Agreement.

9.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.8 Captions. The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

9.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

9.10 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH GRANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT AND THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

9.11 WAIVER OF JURY TRIAL. EACH GRANTOR, THE PURCHASER AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPANY:

PEMCO AVIATION GROUP, INC., as the Company

	By:	/s/ John R. Lee
	Name:	John R. Lee
	Title:	Chief Financial Officer

Address for Notices:

1943 50TH Street North
Birmingham, AL 35212
Attention: Mr. John Lee
Facsimile: (205) 592-0195
SUBSIDIARIES:

PEMCO AEROPLEX, INC., as a Grantor

	By:	/s/ John R. Lee
	Name:	John R. Lee
	Title:	Chief Financial Officer

Address for Notices:

1943 50th Street North
Birmingham, AL 35212
Attention: Mr. John Lee
Facsimile: (205) 592-0195

PEMCO ENGINEERS, INC., as a Subsidiary Grantor

	By:	/s/ John R. Lee
	Name:	John R. Lee
	Title:	Chief Financial Officer

Address for Notices:

1943 50th Street North
Birmingham, AL 35212
Attention: Mr. John Lee
Facsimile: (205) 592-0195

PEMCO WORLD AIR SERVICES, INC., as a Grantor

By:	/s/ John R. Lee
Name:	John R. Lee
Title:	Chief Financial Officer

Address for Notices:

1943 50th Street North
Birmingham, AL 35212
Attention: Mr. John Lee
Facsimile: (205) 592-0195

SPACE VECTOR CORPORATION, as a Grantor

By:	/s/ John R. Lee
Name:	John R. Lee
Title:	Chief Financial Officer

Address for Notices:

1943 50th Street North
Birmingham, AL 35212
Attention: Mr. John Lee
Facsimile: (205) 592-0195

THE PURCHASER:

SILVER CANYON SERVICES, INC., as Purchaser

	By:	/s/ Richard N. Merkin
	Name:	Richard N. Merkin
	Title:	President

Address for Notices:

3115 Ocean Front Walk
Marina Del Rey, California 90292
Attention: Richard N. Merkin
Facsimile: (310) 306-8362

COLLATERAL AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION, as the Collateral Agent

	By:	/s/ Tod Ferguson
	Name:	Tod Ferguson
	Title:	Vice President

Address for Notices:

P.O. Box 2554
Birmingham, Alabama 35290
Attention: Alabama Corporate Banking Department
Facsimile: (205) 254-5911

ANNEX 1

to Security Agreement

PLEDGED INTERESTS

Grantor	Issuer	Type of Interest/Jurisdiction of Organization of Issuer	% of Total Outstanding Interests	Evidenced by Certificate No.
PEMCO AVIATION GROUP, INC.	AIR INTERNATIONAL, INCORPORATED	Corporation	100%
PEMCO AVIATION GROUP	PEMCO AEROPLEX, INC.	Corporation	100%
PEMCO AVIATION GROUP	PEMCO AIR SERVICES SYSTEM, INC.	Corporation	100%
PEMCO AVIATION GROUP	PEMCO AIRCRAFT ENGINEERING SERVICES, INC.	Corporation	100%
PEMCO AVIATION GROUP	PEMCO ENGINEERS, INC.	Corporation	100%
PEMCO AVIATION GROUP	PEMCO WORLD AIR SERVICES, INC.	Corporation	100%
PEMCO AVIATION GROUP	SPACE VECTOR CORPORATION	Corporation	100%

ANNEX 2

to Security Agreement

COMMERCIAL TORT CLAIMS

None.

ANNEX 3

to Security Agreement

INFORMATION AS TO GRANTORS

Grantor	Jurisdiction of Organization	Organizational Identification Number	Chief Executive Office or Sole Place of Business
PEMCO AVIATION GROUP, INC.	Delaware	3206673	1943 50TH Street North Birmingham, AL 35212

PEMCO AEROPLEX, INC.	Alabama	None.	1943 50TH Street North Birmingham, AL 35212

PEMCO ENGINEERS, INC.	Delaware	2202784	9200 Deering Avenue Chatsworth, CA 91311

PEMCO WORLD AIR SERVICES, INC.	Delaware	3380712	100 Pemco Drive Dothan, AL 36303

SPACE VECTOR CORPORATION	Delaware	2044753	9200 Deering Avenue Chatsworth, CA 91311

ANNEX 4

to Security Agreement

INVENTORY AND EQUIPMENT

Grantor:	Pemco Aviation Group, Inc.
Location:	1943 50th Street North, Birmingham, Alabama 35212
Grantor:	Pemco Aeroplex, Inc.
Location:	1943 50th Street North, Birmingham, Alabama 35212
Grantor:	Pemco World Air Services, Inc.
Location:	100 Pemco Drive, Dothan, Alabama 36303
Grantor:	Pemco Engineers, Inc.
Location:	9200 Deering Avenue, Chatsworth, California 91311
Grantor:	Space Vector Corporation
Location:	9223 Deering Avenue, Chatsworth, California 91311

Consignment inventory located at Source One Spare Warehouse, 153 Extension Place, Hot Springs, Arkansas 71901